UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 3, 2022

VELODYNE LIDAR, INC.

(Exact name of registrant as specified in charter)

Delaware	001-38703	83-1138508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5521 Hellyer Avenue
San Jose, California	95138
(Address of principal executive offices)	(Zip Code)

(669) 275-2251

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s)	Name of exchange on which registered
Common stock, $0.0001 par value	VLDR	The Nasdaq Stock Market LLC
Warrants, each exercisable for three-quarters of one share of common stock	VLDRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities

On October 3, 2022, Velodyne Lidar, Inc. (“Velodyne”) completed the acquisition of Bluecity Technology, Inc., an AI software company (“Bluecity”) pursuant to a share purchase agreement entered into on the same day. Velodyne issued approximately 1.1 million shares of its common stock to Bluecity stockholders, and reserved approximately 10.9 million shares of Velodyne common stock for issuance upon exchange, at the holder’s option on a one-for-one basis, of non-voting exchangeable shares of Velodyne’s Canadian subsidiary issued to Bluecity stockholders (collectively, the “Merger Shares”), including approximately 0.7 million shares of Velodyne common stock held back for a period of 12 months to satisfy potential indemnification obligations. The Merger Shares were issued in a private placement pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) of the Securities Act. Bluecity had fewer than 20 stockholders, and the Bluecity stockholders had adequate access to information about Velodyne. The issuance of the Merger Shares was made without any general solicitation or advertising.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VELODYNE LIDAR, INC.

By:	/s/ Mark Weinswig
Mark Weinswig
Chief Financial Officer

Date: October 6, 2022